UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 16, 2022

Date of Report (Date of earliest event reported)

Berkeley Lights, Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-2415390
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

001-39388

(Commission File Number)

5858 Horton Street, Suite 320
Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

(510) 858-2855

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.00005 par value	BLI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

In November 2022, Berkeley Lights, Inc. (the “Company”) became aware that an unknown third-party (“Bad Actor”), impersonating a Company employee over e-mail through domain spoofing, fraudulently induced the Company’s transfer agent (the “Transfer Agent”) to issue and convey 3.3 million purported shares of the Company’s common stock, which shares the Company believes were subsequently sold on the open market approximately between October 7, 2022, and November 3, 2022. For reference, as of September 30, 2022, 68,574,957 shares of the Company’s common stock were outstanding, which does not include the purported shares.

The Company’s internal controls detected the invalid and unauthorized issuance in connection with its routine procedures. As soon as it detected this issue, the Company immediately implemented countermeasures to prevent further invalid issuances and launched its own investigation. In addition, after consultation with the Company’s legal and forensic advisors, the Board of Directors of the Company (the “Board”) decided to report the incident to law enforcement authorities, who requested that the Company voluntarily delay public disclosure of the incident, subject to the Company’s legal and regulatory obligations, while law enforcement took steps to investigate the incident. The Company also reported the incident to the Securities and Exchange Commission (the “SEC”) and informed the SEC that it was actively investigating the matter. The Company intends to continue to cooperate with law enforcement investigations and actions to pursue the Bad Actor.

Working with the Transfer Agent, the Company has recovered approximately $9.2 million in cash. That amount is approximately equal to the trading value of the purported shares at issue as of December 16, 2022. In addition, the Company engaged a third-party cybersecurity firm to conduct an independent investigation of the Company’s systems. The forensic investigators concluded that the Bad Actor never gained unauthorized access to the Company’s systems, and that the incident was not caused or otherwise facilitated by a breach of the Company’s systems.

The Board is evaluating further remedial measures, including a share repurchase and other legally available corrective actions, in the best interests of the Company and its stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2022	BERKELEY LIGHTS, INC.

	By:	/s/ Scott Chaplin
Scott Chaplin
Chief Legal Officer